The attached  Prospectus  Supplement  filed by iVillage Inc. dated March 9,
2000 replaces the previous Prospectus Supplement filed on the same date with the incorrect date of March 29, 2000.

                                                      Filed Under Rule 424(b)(3)
                                                           File Number 333-95545

                    Prospectus Supplement Dated March 9, 2000
                                       to
                        Prospectus Dated January 27, 2000

                                  iVILLAGE INC.

      The table set forth in the section of the Prospectus entitled "Selling Stockholders" is hereby updated to reflect the transfer of certain shares of common stock from Labrador Ventures III, L.P. to certain persons. As a result of such transfer, certain persons became beneficial owners of common stock of iVillage, as set forth below:


                                        Before the Offering                  After the Offering
                                        -------------------                  ------------------
                                Percent of Shares       Number of         Number     Percent of Shares
Name of Beneficial Owner       Beneficially Owned     Shares Offered    of Shares    Beneficially Owned
------------------------       ------------------     --------------    ---------    ------------------

John D. Baldeschwieler, Donor         *                    757             0                  *
and Trustee of the John D.
Baldeschwieler Trust
UAD 3/17/95

Larry Kubal Trustee of the            *                    2,271           0                  *
Michael Tobin Spousal Trust
DTD 7/21/96

John Mark Box Trustee of the          *                    378             0                  *
Mark Box Living Trust DTD 12/5/95

Peter S. and Margaret G. Boyer        *                    5,677           0                  *
Trustees of the Boyer Family
Trust DTD 5/22/90

Douglas Brackbill                     *                    473             0                  *

Jupiter Partners                      *                    5,677           0                  *

River Trace Ventures, LLC             *                    1,892           0                  *


Dick Watson, John Clymer,             *                    7,569           0                  *
Virginia Montgomery and Adrian
Smith TTEES of the Olga Wheeler
Trust DTD 12/22/76 FBO Stuart
Davidson

Larry and Karen Drebes Trustees       *                    1,892           0                  *
of the Drebes Family Trust DTD

Dr. Alexander Mellon Eaton            *                    757             0                  *

Tully M. Friedman Trustee of          *                    946             0                  *
the Tully M. Friedman Trust DTD
1/3/80

Charles and Dianne Giancarlo          *                    378             0                  *
Trustees of the Giancarlo
Family Trust DTD 11/2/98

Matthew Grinnell                      *                    2,838           0                  *




John H. Guth                          *                    4,731           0                  *

Serena M. Hatch                       *                    1,892           0                  *

F. Warren Hellman Trustee of the      *                    946             0                  *
Hellman Family Trust DTD 12/23/81

Ashok Kumar Jain and Shipra Jain      *                    946             0                  *
Trustees of the Jain Family Trust
DTD 12/11/95

Keswick Private Fund II, LLC          *                    1,892           0                  *

Michael Steven Klein                  *                    3,785           0                  *

Lawrence Kubal                        *                    946             0                  *

Jonathan J. Ledecky                   *                    1,892           0                  *

Richard H. and Suzanne D. Lussier     *                    378             0                  *
Trustees of the Lussier Family
Trust DTD 4/1/96

Dick Watson, John Clymer,             *                    3,785           0                  *
Virginia Montgomery and Adrian
Smith TTEES of the Olga Wheeler
Trust DTD 12/22/76 FBO Olga Merck
Nagy

Whitney Miller                        *                    3,501           0                  *

Richard Miller                        *                    3,312           0                  *

Robert L. Montgomery                  *                    946             0                  *

Vincent Narayan                       *                    946             0                  *

Richard H. Robinson and  Kate B.      *                    378             0                  *
Robinson Trustees of the Robinson
Family Trust DTD 3/25/86, As
Community Property

Michael P. Santullo                   *                    757             0                  *

Alan Seelenfreund                     *                    946             0                  *

Dick Watson, John Clymer,             *                    3,785           0                  *
Virginia Montgomery and Adrian
Smith TTEES of the Olga Wheeler
Trust DTD 12/22/76 FBO Lindsay
Shea

Calvert Social Investment Fund        *                    1,892           0                  *
Balanced

WS Investment Company 98B             *                    265             0                  *

Joseph O. Tobin II                    *                    757             0                  *

Katherine O. Tobin                    *                    1,892           0                  *

Michael Tobin Trustee of the          *                    1,892           0                  *
Constance Tobin Trust FBO
Michael Tobin DTD 1/20/88




Joseph O. Tobin II Trustee of         *                    757             0                  *
the George Cameron Continuing
Trust DTD 11/7/97

Joseph O. Tobin II Trustee            *                    757             0                  *
of the Helen Cameron Trust Fund B
DTD 11/7/97

Katherine Tobin Trustee of the        *                    946             0                  *
George Cameron Continuing Trust
DTD 11/7/97

Katherine Tobin Trustee of the        *                    946             0                  *
Helen Cameron Trust Fund B
DTD 11/7/97

Michael O. Tobin II Trustee of        *                    946             0                  *
the George Cameron Continuing
Trust DTD 11/7/97

Michael O. Tobin II Trustee of        *                    946             0                  *
the Helen Cameron Trust Fund B
DTD 11/7/97

Michael H. Tobin II                   *                    5,677           0                  *

Patricia Tobin Kubal TTEE of          *                    946             0                  *
the George Cameron Continuing
Trust DTD 11/7/97

Patricia Tobin Trustee of the         *                    946             0                  *
Helen Cameron Trust Fund B
DTD 11/7/97

Patricia Tobin and Lawrence           *                    473             0                  *
Kubal TTEE of the Charles De
Young Kubal Trust DTD 11/2/95

Patricia Tobin and Lawrence           *                    473             0                  *
Kubal TTEE of the Alexandra
Tobin Kubal Trust DTD 11/2/95

Patricia Tobin and Lawrence           *                    473             0                  *
Kubal TTEE of the Ramsey K. De
Young Kubal Trust DTD 11/2/95

Patricia Tobin and Lawrence           *                    473             0                  *
Kubal TTEE of the Chelsea
Cameron Kubal Trust DTD 11/2/95

Kitchen Table Foundation              *                    1,514           0                  *

Mary Pickering Trustee of the         *                    946             0                  *
Charles de Young Kubal Trust
DTD 12/17/97

Mary Pickering Trustee of the         *                    946             0                  *
Alexandra Tobin Kubal Trust
DTD 12/17/97

Mary Pickering Trustee of the         *                    946             0                  *
Ramsey K. de Young Kubal Trust
DTD 12/17/97




Mary Pickering Trustee of the         *                    946             0                  *
Chelsea Cameron Kubal Trust
DTD 12/17/97

Patricia Tobin Kubal                  *                    3,785           0                  *

Tuck Investments, LLC                 *                    946             0                  *

Frederick Whitridge, Jr. and          *                    946             0                  *
Robert W. Anestis TTEES of the
Whitridge Family Trust
DTD 12/5/94

Strauss Zelnick and Wendy             *                    757             0                  *
Belzberg TTEES of the Strauss
Zelnick and Wendy Belzberg
Living Trust DTD 12/17/92


Lawrence Kubal                        *                    7,810           0                  *

Stuart Davidson                       *                    6,742           0                  *

Sean Foote                            *                    827             0                  *

Tara Johnson                          *                    331             0                  *

Timothy C. Draper Living Trust,       *                    827             0                  *
Timothy C. and Melissa P.
Draper TTEES, DTD 4/21/88



---------------------------------
*  less than one percent

(1) Except as indicated by footnote and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock owned by them.